                                                               EXHIBIT (b)(6)(b)



                              AMENDED AND RESTATED


                                    BY-LAWS


                                       OF


                      MERRILL LYNCH LIFE INSURANCE COMPANY


                           (AN ARKANSAS CORPORATION)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

OFFICES

     Section 1.     Registered Office.......................................  1
     Section 2.     Other Offices...........................................  1

                                   ARTICLE II

MEETINGS OF STOCKHOLDERS

     Section 1.     Time and Place of Meetings..............................  1
     Section 2.     Annual Meetings.........................................  1
     Section 3.     Notice of Annual Meetings...............................  1
     Section 4.     Special Meetings........................................  1
     Section 5.     Notice of Special Meetings..............................  1
     Section 6.     Quorum..................................................  2
     Section 7.     Organization............................................  2
     Section 8.     Order of Business.......................................  2
     Section 9.     Voting..................................................  2
     Section 10.    List of Stockholders....................................  3
     Section 11.    Inspectors of Vote......................................  4
     Section 12.    Actions Without a Meeting...............................  4

                                  ARTICLE III

BOARD OF DIRECTORS

     Section 1.     Powers..................................................  4
     Section 2.     Number, Qualification, Election and Term
                     of Office..............................................  5
     Section 3.     Resignations............................................  5
     Section 4.     Removal of Directors....................................  5
     Section 5.     Vacancies; Newly Created Directorships..................  5

MEETINGS OF THE BOARD OF DIRECTORS

     Section 6.     Place of Meetings.......................................  6
     Section 7.     Annual Meetings.........................................  6
     Section 8.     Regular Meetings........................................  6
     Section 9.     Special Meetings; Notice................................  6
     Section 10.    Quorum and Manner of Acting.............................  6

COMMITTEES OF DIRECTORS

     Section 11.    Executive Committee; How Constituted and
                     Powers.................................................  7
     Section 12.    Organization............................................  7
     Section 13.    Meetings................................................  7
     Section 14.    Quorum and Manner of Acting.............................  8
     Section 15.    Other Committees........................................  8
     Section 16.    Minutes of Committees...................................  8

GENERAL

     Section 17.    Actions Without A Meeting...............................  9
     Section 18.    Presence at Meetings by Means of
                     Communications Equipment...............................  9

                                   ARTICLE IV

NOTICES

     Section 1.     Type of Notice..........................................  9
     Section 2.     Waiver of Notice........................................  9

                                   ARTICLE V

OFFICERS

     Section 1.     Elected and Appointed Officers.......................... 10
     Section 2.     Time of Election or Appointment......................... 10
     Section 3.     Term.................................................... 10
     Section 4.     Duties of the Chairman of the Board..................... 10
     Section 5.     Duties of the President................................. 11
     Section 6.     Duties of Vice Presidents............................... 11
     Section 7.     Duties of the Secretary................................. 11
     Section 8.     Duties of the Treasurer................................. 12
     Section 9.     Duties of the Controller................................ 12

                                   ARTICLE VI

INDEMNIFICATION

     Section 1.     Actions Other Than by or in the Right of
                     the Corporation........................................ 13
     Section 2.     Actions by or in the Right of the
                     Corporation............................................ 13
     Section 3.     Right to Indemnification................................ 13
     Section 4.     Determination of Right to Indemnification............... 14
     Section 5.     Advancement of Expenses................................. 14
     Section 6.     Other Rights and Remedies............................... 14
     Section 7.     Insurance............................................... 14
     Section 8.     Definition of Corporation............................... 14
     Section 9.     Other Terms Defined..................................... 15
     Section 10.    Continuation of Indemnification......................... 15


                                  ARTICLE VII


CERTIFICATES REPRESENTING STOCK

     Section 1.     Right to Certificate.................................... 15
     Section 2.     Facsimile Signatures.................................... 16
     Section 3.     Lost, Stolen, or Destroyed Certificate.................. 16
     Section 4.     Transfers............................................... 16
     Section 5.     Record Date............................................. 16
     Section 6.     Registered Stockholders................................. 17

                                  ARTICLE VIII

GENERAL PROVISI0NS

     Section 1.     Dividends............................................... 17
     Section 2.     Signatures on Negotiable Instruments.................... 17
     Section 3.     Fiscal Year............................................. 17
     Section 4.     Corporate Seal.......................................... 17

                                   ARTICLE IX

AMENDMENTS.................................................................. 18

                                   ARTICLE I

                                    OFFICES


     Section 1.  Registered Office.  The address of the registered office of the
     ---------   -----------------
Corporation shall be such location in the State of Arkansas as may be determined by the Board of Directors from time to time.

     Section 2.  Other Offices.  The Corporation may also have offices at such
     ---------   -------------
other place or places, both within and without the State of Arkansas, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1.  Time and Place of Meetings.  All meetings of the stockholders
     ---------   --------------------------
for the election of directors shall be held at such time and place within the State of Arkansas, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within the State of Arkansas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  Annual meetings of stockholders shall be held
     ---------   ---------------
on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote by written ballot a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3.  Notice of Annual Meetings.  Written notice of the annual
     ---------   -------------------------
meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

     Section 4.  Special Meetings.  Special meetings of the stockholders for any
     ---------   ----------------
purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President, or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed special meeting.

     Section 5.  Notice of Special Meetings.  Written notice of a special
     ---------   --------------------------
meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

     Section 6.  Quorum.  Except as otherwise provided by statute or the
     ---------   ------
Articles of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7.  Organization.  At each meeting of the stockholders, the
     ---------   ------------
Chairman of the Board or the President, determined as provided in Article V of these By-Laws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman by those stockholders present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 8.  Order of Business.  The order of business at all meetings of
     ---------   -----------------
stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

     Section 9.  Voting.  Except as otherwise provided in the Articles of
     ---------   ------
Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these By-Laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the

Corporation or to another corporation, if a majority of the shares entitled to vote in the election or directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney "hereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable at will and this provision cannot be waived unless expressly provided otherwise by statute. At all meetings of the stockholders all matters, except where other provision is made by law, the Articles of Incorporation, or these By-Laws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by the holders of a majority of the shares present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 10.  List of Stockholders.  It shall be the duty of the Secretary
     ----------   --------------------
or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 11.  Inspectors of Vote.  At each meeting of the stockholders, the
     ----------   ------------------
chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

     Section 12.  Actions Without a Meeting.  Any action required to be taken at
     ----------   -------------------------
any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1.  Powers.  The business and affairs of the Corporation shall be
     ---------   ------
managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation, or these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2.  Number, Qualification, Election and Term of Office.  The number
     ---------   --------------------------------------------------
of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than twenty (20). Within the limits above specified, the number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 4 and 5 of this Article III, and each director elected shall hold office until the next annual meeting of the stockholders or until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. The Board of Directors or the stockholders may fix, from time to time, such qualifications, if any, for elections as a director or the continued holding of such office as they deem appropriate in view of the Corporation's business.

     Section 3.  Resignations.  Any director may resign at any time by giving
     ---------   ------------
written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.  Removal of Directors.  Any director may be removed, either with
     ---------   --------------------
or without cause, at any time, by the affirmative vote of a majority in voting interest of the stockholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the stockholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the stockholders at such meeting or, if not so filled, by the Board of Directors as provided in Section 5 of this Article III.

     Section 5.  Vacancies; Newly Created Directorships.  Any directorship
     ---------   --------------------------------------
created by an increase in the number of directors or any vacancy resulting from the removal or resignation of any director may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, or pursuant to the affirmative vote of a majority of the shares of capital stock of the Corporation entitled to vote thereon, either at an annual meeting of the stockholders or at a special meeting of such holders called for that purpose. The director so elected shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified, unless sooner displaced.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 6.  Place of Meetings.  The Board of Directors of the Corporation
     ---------   -----------------
may hold meetings, both regular and special, either within or without the State of Arkansas.

     Section 7.  Annual Meetings.  The first meeting of each newly elected Board
     ---------   ---------------
of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, or if the latter meeting is handled by written consent, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of

Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 8.  Regular Meetings.  Regular meetings of the Board of Directors
     ---------   ----------------
may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 9.  Special Meetings; Notice.  Special meetings of the Board of
     ---------   ------------------------
Directors may be called by the Secretary at the request of the Chairman of the Board or the President on 24 hours' notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the Secretary in like manner and on like notice on the written request of any director. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

     Section 10.  Quorum and Manner of Acting.  At all meetings of the Board of
     ----------   ---------------------------
Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors, but in any event not less than two directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                            COMMITTEES OF DIRECTORS

     Section 11.  Executive Committee; How Constituted and Powers:  The Board of
     ----------   -----------------------------------------------
Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of two or more of the directors of the Corporation. Subject to any applicable statutes, the Articles of Incorporation, and these By-Laws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the

Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

     Section 12.  Organization.  The Chairman of the Executive Committee, to be
     ----------   ------------
selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

     Section 13.  Meetings.  Regular meetings of the Executive Committee, of
     ----------   --------
which no notice shall be necessary, may be held on such days and at such places, within or without the State of Arkansas, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

     Section 14.  Quorum and Manner of Acting.  One third of the members of the
     ----------   ---------------------------
Executive Committee, but in no event less than two members, shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

     Section 15.  Other Committees.  The Board of Directors may, by resolution
     ----------   ----------------
or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees, including an Investment Committee to be charged with the supervision and making of investments and loans of the Corporation, consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to any applicable statutes, the Articles of Incorporation, and these By-Laws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

     Section 16. Minutes of Committees. Each committee shall keep regular
     ----------  ---------------------
minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

                                 GENERAL

     Section 17. Actions Without A Meeting. Unless otherwise restricted by the
     ----------  -------------------------
Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     Section 18. Presence at Meetings by Means of Communications Equipment.
     ----------  ---------------------------------------------------------
Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Type of Notice. Whenever, under the provisions of any applicable
     ---------  --------------
statute, the Articles of Incorporation, or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

     Section 2. Waiver of Notice. Whenever any notice is required to be given
     ---------  ----------------
under the provisions of any applicable statute, the Articles of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director of stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

                                   ARTICLE V

                                   OFFICERS

     Section 1. Elected and Appointed Officers. The elected officers of the
     ---------  ------------------------------
Corporation shall be a President (who shall be a director, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary, and a Treasurer, and, if the Board of Directors so elects, a Chairman of the Board (who shall be a director) and a Controller. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.

     Section 2. Time of Election or Appointment. The Board of Directors at its
     ---------  -------------------------------
annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

     Section 3. Term. Each officer of the Corporation shall hold his office
     ---------  ----
until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignatiOn, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

     Section 4. Duties of the Chairman of the Board. The Chairman of the Board,
     ---------  -----------------------------------
if so elected in accordance with Section 1. of Article V., shall be the Chief Executive Officer of the Corporation and, subject to the provisions of these By-Laws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of shareholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such officers, employees, and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who was employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority that elected or appointed him, any officer subordinate to the Chairman of the Board; in coordination with the other officers and directors of the corporation, to develop the Corporation's basic strategic and long-range plans, including marketing programs, expansion plans, and financial structure; and, in general, to exercise all of the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these By-Laws.

     Section 5. Duties of the President. In the absence of a Chairman of the
     ---------  -----------------------
Board, the President shall be the Chief Executive Officer of the Corporation, and shall have the duties and responsibilities and the authority and power of the Chairman of the Board. The President or a designated Vice President shall be the Chief Operating Officer of the Corporation and as such shall have, subject to review and approval of the Chairman of the Board, the responsibility for the day-to-day operations of the Corporation and long-range plans, including marketing programs, expansion plans, and financial structure; and, in general, to exercise all of the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these By-Laws.

     Section 6. Duties of Vice Presidents. In the absence of the President or in
     ---------  -------------------------
the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order or manner designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers and designations as the Board of Directors or the President may from time to time prescribe.

     Section 7. Duties of the Secretary. The Secretary shall attend all meetings
     ---------  -----------------------
of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required.

He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

     Section 8. Duties of the Treasurer. The Treasurer shall have the custody of
     ---------  -----------------------
the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

     Section 9. Duties of the Controller. The Controller, if one is appointed,
     ---------  ------------------------
shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

                                 ARTICLE VI

                                INDEMNIFICATION

     Section 1.  Actions Other Than by or in the Right of the Corporation.  The
     ---------   --------------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2.  Actions by or in the Right of the Corporation.  The Corporation
     ---------   ---------------------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.


     Section 3.  Right to Indemnification. To the extent that a director,
     ---------   ------------------------
officer of employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this

Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Determination of Right to Indemnification. Any indemnification
     ---------  -----------------------------------------
under Sections 1 and 2 of this Article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (i)f by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 5. Advancement of Expenses. Expenses incurred by an officer or
     ---------  -----------------------
director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. Other Rights and Remedies. The indemnification and advancement
     ---------  -------------------------
of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. Insurance. The Corporation may purchase and maintain insurance
     ---------  ---------
on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 8. Definition of Corporation. For purposes of this Article,
     ---------  -------------------------
references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 9. Other Terms Defined. For purposes of this Article, references to
     ---------  -------------------
"other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 10. Continuation of Indemnification. The indemnification and
     ----------  -------------------------------
advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VII

                        CERTIFICATES REPRESENTING STOCK

     Section 1. Right to Certificate. Every holder of stock in the Corporation
     ---------  --------------------
shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided by any applicable statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

     Section 2. Facsimile Signatures. Any of or all the signatures on the
     ---------  --------------------
certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 3. Lost, Stolen, or Destroyed Certificate. The Board of Directors
     ---------  --------------------------------------
may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

     Section 4. Transfers. Upon surrender to the Corporation or the transfer
     ---------  ---------
agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, and with proof of authenticity of signature, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     Section 5. Record Date. In order that the Corporation may determine the
     ---------  -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than 10 or more than 40 days before the date of such meeting or any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Registered Stockholders. The Corporation shall be entitled to
     ---------  -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Arkansas.

                                  ARTICLE VIII

                               GENERAL PROVISI0NS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation,
     ---------  ---------
if any, subject to any applicable statutes and the provisions of the Articles of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any applicable statutes and the provisions of the Articles of Incorporation.

     Section 2. Signatures on Negotiable Instruments. All bills, notes, checks
     ---------  ------------------------------------
or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution whether general or special of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the
     ---------  -----------
final Friday of December in each year and the succeeding fiscal year shall begin on the day next succeeding the last day of the preceding fiscal year.

     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon
     ---------  --------------
the name of the Corporation, the year of incorporation of the Corporation, and the word, "Arkansas." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.


                                  ARTICLE IX

                                   AMENDMENTS

     These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-Laws be contained in the notice of such special meeting.

                            Secretary's Certificate
                            -----------------------

     I, Barry Gordon Skolnick, being the duly elected, authorized and acting Secretary of Merrill Lynch Life Insurance Company, do hereby certify that the forgoing By-Laws were duly adopted by the Board of Directors as of the 6th day of August, 1991.
                    ---        ------

     IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September,
                                                          ----        ---------
1991.


                                         /s/ BARRY G. SKOLNICK
                                        ------------------------------
                                            Barry Gordon Skolnick